Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES FIRST QUARTER FISCAL 2020 RESULTS
Revenue declined 17% to $652 million
Diluted EPS of $0.22 for the first quarter
Vancouver, British Columbia – June 11, 2020 – lululemon athletica inc. (NASDAQ:LULU) today announced financial results for the first quarter of fiscal 2020.
As a result of the COVID-19 pandemic, all of the Company's stores in North America, Europe, and certain countries in Asia Pacific were closed for a significant portion of the quarter. Subsequent to May 3, 2020, the Company began reopening its retail locations in these markets in line with the guidance from local authorities. As of June 10, 2020, 295 of its company-operated stores were open.
For the first quarter ended May 3, 2020:

•	Net revenue was $652.0 million, a decrease of 17% compared to the first quarter of fiscal 2019. On a constant dollar basis, net revenue decreased 16%.

•	Direct to consumer net revenue increased 68%, or increased 70% on a constant dollar basis.

•	Direct to consumer net revenue represented 54.0% of total net revenue compared to 26.8% for the first quarter of fiscal 2019.

•	Gross profit was $334.4 million, a decrease of 21% compared to the first quarter of fiscal 2019.

•	Gross margin was 51.3%, a decrease of 260 basis points compared to the first quarter of fiscal 2019.

•	Income from operations was $32.8 million, a decrease of 75% compared to the first quarter of fiscal 2019.

•	Operating margin was 5.0%, a decrease of 1,150 basis points compared to the first quarter of fiscal 2019.

•	Income tax expense was $5.3 million compared to $34.6 million in the first quarter of fiscal 2019 and the effective tax rate was 15.6% compared to 26.4% for the first quarter of fiscal 2019.

•	Diluted earnings per share were $0.22 compared to $0.74 in the first quarter of fiscal 2019.

•	The Company repurchased 0.4 million shares of its own common stock at an average cost of $172.68 per share.
The Company ended the first quarter of fiscal 2020 with $823.0 million in cash and cash equivalents and the capacity under its committed revolving credit facility was $398.2 million. The Company had $576.2 million in cash and cash equivalents at the end of the first quarter of fiscal 2019. Inventories at the end of the first quarter of fiscal 2020 increased 41% to $625.8 million compared to $443.0 million at the end of the first quarter of fiscal 2019. The Company ended the quarter with 489 stores.

Calvin McDonald, Chief Executive Officer commented: "I'm proud of how lululemon has navigated these unexpected and unprecedented times. We are learning more every day about our guests -- how they enjoy interacting with us online and what makes them comfortable as stores reopen." McDonald continued: "Our strong digital business demonstrates the strength of our guest connection and the long-term opportunity to create further Omni experiences going forward."
COVID-19 Pandemic
The outbreak of a novel strain of coronavirus ("COVID-19") was declared a global pandemic by the World Health Organization in March 2020. The spread of COVID-19 has caused public health officials to recommend precautions to mitigate the spread of the virus, especially when congregating in heavily populated areas, such as malls and lifestyle centers. Government authorities in certain markets in which the Company operates have also issued orders that require the closure of non-essential businesses and people to remain at home.
The Company has taken actions to close retail locations and to reduce operating hours, and it continues to monitor the situation and work closely with local authorities to prioritize the safety of its people and guests. In February 2020, the Company temporarily closed all of it retail locations in Mainland China. All of these locations have since reopened. In March 2020, it temporarily closed all of its retail locations in North America, Europe, and certain countries in Asia Pacific. Subsequent to

May 3, 2020, the Company began reopening its retail locations in these markets in line with the guidance from local authorities. As of June 10, 2020, 295 of its company-operated stores were open.
The Company's retail locations and distribution centers are operating with precautionary measures in place such as reduced operating hours, physical distancing, enhanced cleaning and sanitation, and maximum occupancy levels.
The Company remains confident in the long-term growth opportunities and its Power of Three growth plan and believes that it has sufficient cash and cash equivalents, and available capacity under its revolving credit facilities, to meet its liquidity needs. As of May 3, 2020, the Company had cash and cash equivalents of $823.0 million and the capacity under its committed revolving credit facility was $398.2 million.
Fiscal 2020 Outlook
Due to the impact that COVID-19 is having across the globe, and the rapid and continuous developments, the Company is not providing detailed financial guidance for fiscal 2020 at this time.
Conference Call Information
A conference call to discuss first quarter results is scheduled for today, June 11, 2020, at 4:30 p.m. Eastern time. Those interested in participating in the call are invited to dial 1-800-319-4610 or 1-604-638-5340, if calling internationally, approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available online at: http://investor.lululemon.com/events.cfm. A replay will be made available online approximately two hours following the live call for a period of 30 days.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a healthy lifestyle inspired athletic apparel company for yoga, running, training, and most other sweaty pursuits, creating transformational products and experiences which enable people to live a life they love. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Comparable Store Sales and Total Comparable Sales
The Company typically believes that investors would find comparable store sales and total comparable sales useful in assessing the performance of its business. As the temporary store closures from COVID-19 have resulted in a significant number of stores being removed from its comparable store base, the Company believes total comparable sales and comparable store sales are not currently representative of the underlying trends of its business. The Company does not believe these metrics are currently useful to investors in understanding performance, therefore it has not included these metrics in this press release.
Non-GAAP Financial Measures
Constant dollar changes in net revenue and direct to consumer net revenue are non-GAAP financial measures.
A constant dollar basis assumes the average foreign exchange rates for the period remained constant with the average foreign exchange rates for the same period of the prior year. The Company provides constant dollar changes in net revenue and direct to consumer net revenue because it uses these measures to understand the underlying growth rate of net revenue excluding the impact of changes in foreign exchange rates. The Company believes that disclosing these measures on a constant dollar basis is useful to investors because it enables them to better understand the level of growth of its business.
The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the section captioned "Reconciliation of Non-GAAP Financial Measures" included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures.

Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: its ability to maintain the value and reputation of its brand; the current COVID-19 coronavirus pandemic and related government, private sector, and individual consumer responsive actions; the acceptability of its products to its guests; its highly competitive market and increasing competition; its reliance on and limited control over third-party suppliers to provide fabrics for and to produce its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; the operations of many of its suppliers are subject to international and other risks; an economic recession, depression, or downturn or economic uncertainty in its key markets; increasing product costs and decreasing selling prices; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; its ability to accurately forecast guest demand for its products; its ability to safeguard against security breaches with respect to its information technology systems; any material disruption of its information systems; its ability to have technology-based systems function effectively and grow its e-commerce business globally; changes in consumer shopping preferences and shifts in distribution channels; the fluctuating costs of raw materials; its ability to expand internationally in light of its limited operating experience and limited brand recognition in new international markets; global economic and political conditions and global events such as health pandemics; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; imitation by its competitors; its ability to protect its intellectual property rights; its ability to source and sell its merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; changes in tax laws or unanticipated tax liabilities; its ability to manage its growth and the increased complexity of its business effectively; its ability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of its products in South and South East Asia; its ability to successfully open new store locations in a timely manner; its ability to comply with trade and other regulations; the service of its senior management; seasonality; fluctuations in foreign currency exchange rates; conflicting trademarks and the prevention of sale of certain products; its exposure to various types of litigation; actions of activist stockholders; anti-takeover provisions in its certificate of incorporation and bylaws; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contacts:
Investor Contact:
lululemon athletica inc.
Howard Tubin
1-604-732-6124

or

ICR, Inc.
Joseph Teklits/Caitlin Churchill
1-203-682-8200

Media Contact:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124

or

Brunswick Group
Eleanor French
1-415-671-7676

lululemon athletica inc.
Condensed Consolidated Statements of Operations
Unaudited; Expressed in thousands, except per share amounts

	Quarter Ended
	May 3, 2020	May 5, 2019
Net revenue	$651,962	$782,315
Costs of goods sold	317,560	360,595
Gross profit	334,402	421,720
As a percent of net revenue	51.3%	53.9%
Selling, general and administrative expenses	301,651	292,908
As a percent of net revenue	46.3%	37.4%
Income from operations	32,751	128,812
As a percent of net revenue	5.0%	16.5%
Other income (expense), net	1,174	2,379
Income before income tax expense	33,925	131,191
Income tax expense	5,293	34,588
Net income	$28,632	$96,603

Basic earnings per share	$0.22	$0.74
Diluted earnings per share	$0.22	$0.74
Basic weighted-average shares outstanding	130,251	130,694
Diluted weighted-average shares outstanding	130,803	131,337

lululemon athletica inc.
Condensed Consolidated Balance Sheets
Unaudited; Expressed in thousands

	May 3, 2020	February 2, 2020	May 5, 2019
ASSETS
Current assets
Cash and cash equivalents	$823,006	$1,093,505	$576,241
Inventories	625,849	518,513	443,006
Prepaid and receivable income taxes	89,316	85,159	82,200
Other current assets	156,374	110,761	70,137
Total current assets	1,694,545	1,807,938	1,171,584
Property and equipment, net	659,265	671,693	582,738
Right-of-use lease assets	731,883	689,664	626,974
Goodwill and intangible assets, net	24,044	24,423	24,094
Deferred income taxes and other non-current assets	92,049	87,636	57,630
Total assets	$3,201,786	$3,281,354	$2,463,020
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$78,940	$79,997	$88,258
Accrued inventory liabilities	9,860	6,344	8,900
Accrued compensation and related expenses	69,455	133,688	75,286
Current lease liabilities	144,646	128,497	127,180
Current income taxes payable	28,729	26,436	9,377
Unredeemed gift card liability	105,286	120,413	85,215
Other current liabilities	194,580	125,043	108,726
Total current liabilities	631,496	620,418	502,942
Non-current lease liabilities	639,242	611,464	537,758
Non-current income taxes payable	48,226	48,226	38,090
Deferred income tax liability	40,764	43,432	13,834
Other non-current liabilities	6,271	5,596	3,676
Stockholders' equity	1,835,787	1,952,218	1,366,720
Total liabilities and stockholders' equity	$3,201,786	$3,281,354	$2,463,020

lululemon athletica inc.
Condensed Consolidated Statements of Cash Flows
Unaudited; Expressed in thousands

	Quarter Ended
	May 3, 2020	May 5, 2019
Cash flows from operating activities
Net income	$28,632	$96,603
Adjustments to reconcile net income to net cash used in operating activities	(149,875)	(159,406)
Net cash used in operating activities	(121,243)	(62,803)
Net cash used in investing activities	(45,626)	(63,908)
Net cash used in financing activities	(90,587)	(170,292)
Effect of exchange rate changes on cash	(13,043)	(8,076)
Decrease in cash and cash equivalents	(270,499)	(305,079)
Cash and cash equivalents, beginning of period	1,093,505	881,320
Cash and cash equivalents, end of period	$823,006	$576,241

lululemon athletica inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

Constant dollar changes in net revenue and direct to consumer net revenue
The below changes in net revenue show the change compared to the corresponding period in the prior year.

	Quarter Ended May 3, 2020
	Net Revenue	Direct to Consumer Net Revenue
Change	(17)%	68%
Adjustments due to foreign exchange rate changes	1	2
Change in constant dollars	(16)%	70%

lululemon athletica inc.
Company-operated Store Count and Square Footage1
Square Footage Expressed in Thousands

	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
2nd Quarter 2019	455	5	—	460
3rd Quarter 2019	460	21	2	479
4th Quarter 2019	479	16	4	491
1st Quarter 2020	491	4	6	489

	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter[2]	Gross Square Feet Lost During the Quarter[2]	Total Gross Square Feet at the End of the Quarter
2nd Quarter 2019	1,466	56	—	1,522
3rd Quarter 2019	1,522	87	5	1,604
4th Quarter 2019	1,604	87	11	1,680
1st Quarter 2020	1,680	24	12	1,692
 __________
1Company-operated store count and square footage summary excludes retail locations operated by third parties under license and supply arrangements.
2Gross square feet added/lost during the quarter includes net square foot additions for company-operated stores which have been renovated or relocated in the quarter.

As of May 3, 2020, all of the Company's retail locations in North America, Europe, and certain countries in Asia Pacific were temporarily closed as a result of COVID-19.